Exhibit 10.1

The following Form of Securities Purchase Agreement was entered into with each of the following investors:

Name	Number of Shares Purchased	Total Purchase Price
Truk Opportunity Fund, LLC	60,606	$199,999.80
Langley Partners, L.P.	750,000	2,475,000.00
Elliott International, L.P.	150,000	495,000.00
Elliott Associates, L.P.	100,000	330,000.00
AIG DKR Soundshore Strategic Holding Fund Ltd.	151,515	499,999.50
Cohanzick Partners, L.P.	104,545	344,998.50
Ariel Fund Limited	203,000	669,900.00
Gabriel Capital, L.P.	147,000	485,100.00
JMB Capital Partners, L.P.	454,545	1,499,998.50

TOTAL:	2,121,211	$6,999,996.30

FORM OF SECURITIES PURCHASE AGREEMENT

Please submit a separate Securities Purchase Agreement

for each individual fund/entity that will hold the Securities

Nanogen, Inc.

10398 Pacific Center Ct.

San Diego, CA 92121

Ladies & Gentlemen:

The undersigned,                      (the “Investor”), hereby confirms its agreement with you as follows:

1. This Securities Purchase Agreement (the “Agreement”) is made as of September 17, 2003 between Nanogen, Inc., a Delaware corporation (the “Company”), and the Investor.

2. The Company has authorized the sale and issuance of up to (i) 2,121,211 shares (the “Shares”) of common stock of the Company, $.001 par value per share (the “Common Stock”) and (ii) five- year warrants (each, a “Five Year Warrant,” and collectively, the “Five Year Warrants”), in substantially the form attached hereto as Exhibit A, to purchase an aggregate of approximately 424,243 shares of Common Stock, six-month warrants (each, a “Six Month Warrant,” and collectively, the “Six Month Warrants”) in substantially the form attached hereto as Exhibit B, to purchase an aggregate of approximately 1,103,032 shares of Common Stock, and (iii) one-year warrants (each, a “One Year Warrant,” and collectively, the “One Year Warrants”) in substantially the form attached hereto as Exhibit C, to purchase an aggregate of approximately 530,305 shares of Common Stock, to certain investors in a private placement (the “Offering”).

3. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor              Shares, for a purchase price of $3.30 per share, or an aggregate purchase price of $            , together with a Five Year Warrant to purchase one share of Common Stock for every five Shares purchased by the Investor, having an exercise price of $4.75 per underlying share, a Six Month Warrant to purchase one share of Common Stock for every 1.9230769 Shares purchased by the Investor, having an exercise price of $4.14 per share, and a One Year Warrant to purchase one share of Common Stock for every four shares of Common Stock purchased by the Investor, having an exercise price of $4.75 per share, pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by reference as if fully set forth herein (the “Terms and Conditions”). Unless otherwise requested by the Investor, certificates representing the Securities purchased by the Investor will be registered in the Investor’s name and address as set forth below.

4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) neither it, any of its affiliates, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company, (c) it is not a registered broker-dealer, and (d) it has no direct or indirect affiliation or association with any National Association of Securities Dealers, Inc. (“NASD”) member as of the date hereof. Exceptions:

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________.

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

5. The Investor represents that the following person will have, or the following persons will share, voting power and investment control over the Shares and the shares of Common Stock issuable upon the exercise of the Warrants as of the date on which the Company files the Registration Statement (as defined in Annex I) with the Securities and Exchange Commission:

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose. By executing this Agreement, you acknowledge that the Company may use the information in paragraphs 4 and 5 above and the name and address information below in preparation of the Registration Statement (as defined in Annex I).

AGREED AND ACCEPTED:
NANOGEN, INC.	INVESTOR

By:	By:
Howard C. Birndorf Chief Executive Officer	Print Name:
Title:
Address:
Tax ID No.:
Contact name:
Telephone:
Name in which securities should be registered (if different):

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL SUMMARY OF TERMS AND CONDITIONS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES ARE BEING OFFERED PURSUANT TO EXEMPTIONS FROM REGISTRATION REQUIREMENTS PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT, REGULATION D AND RULE 506 THEREUNDER, CERTAIN STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED PURSUANT THERETO. THE SECURITIES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1. Authorization and Sale of the Securities. Subject to these Terms and Conditions, the Company has authorized the sale and issuance of (i) up to 2,121,211 Shares and (ii) Five Year Warrants to purchase up to 424,243 shares of Common Stock, Six Month Warrants to purchase up to 1,103,032 shares of Common Stock and One Year Warrants to purchase up to 530,305 shares of Common Stock (the Five Year Warrants, Six Month Warrants and One Year Warrants are collectively referred to herein as “Warrants”), and the reservation of the shares of Common Stock for which the Warrants are exercisable (the “Underlying Shares”). The Shares, Warrants and Underlying Shares are collectively referred to herein as the “Securities.”

2. Agreement to Sell and Purchase the Securities; Subscription Date.

2.1 At the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares and Warrants to purchase the number of shares of Common Stock set forth in Section 3 of the Securities Purchase Agreement to which these Terms and Conditions are attached as Annex I at the purchase price set forth thereon.

2.2 The Company may enter into the same form of Securities Purchase Agreement, including these Terms and Conditions, with certain other investors (the “Other Investors”) and expects to complete sales of Securities to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and the Securities Purchase Agreement to which these Terms and Conditions are attached and the Securities Purchase Agreements (including attached Terms and Conditions) executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”) The Company may accept executed Agreements from Investors for the purchase of Shares and Warrants commencing upon the date on which the Company provides the Investors with the proposed purchase price per Share and exercise price per Underlying Share and concluding upon the date (the “Subscription Date”) on which the Company has (i) executed Agreements with Investors for the purchase of at least 2,000,000 Shares, and (ii) notified Seven Hills Partners LLC, in its capacity as placement agent for this transaction

(the “Placement Agent”), in writing that it is no longer accepting additional Agreements from Investors for the purchase of Securities. The Company may not enter into any Agreements after the Subscription Date.

3. Delivery of the Shares at Closing. The completion of the purchase and sale of the Securities (the “Closing”) shall occur (the “Closing Date”) on or before September 18, 2003, at the offices of the Company’s counsel. At the Closing, the Company shall deliver to the Investor, versus payment therefor, one or more stock certificates representing the number of Shares and a Five Year Warrant, Six Month Warrant and One Year Warrant to purchase the number of shares of Common Stock set forth in Section 3 of the Securities Purchase Agreement, each such certificate to be registered in the name of the Investor or, if so indicated on the signature page of the Securities Purchase Agreement, in the name of a nominee designated by the Investor; provided that delivery of such certificates within two business days after the Closing shall not be deemed to be a breach by the Company of this Securities Purchase Agreement.

The Company’s obligation to issue the Shares and Warrants to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Securities being purchased hereunder as set forth in Section 3 of the Securities Purchase Agreement; (b) completion of the purchases and sales under the Agreements with the Other Investors; and (c) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

The Investor’s obligation to purchase the Shares and Warrants shall be subject to the following conditions, any one or more of which may be waived by the Investor: (a) the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date in all material respects and (b) the Investor shall have received compliance and Secretary’s certificates and a standard opinion of Company counsel as to the matters set forth in Section 4.2 hereof and, subject to the accuracy of the information and the representations and warranties required to be provided by each Investor, as to exemption from the registration requirements of the Securities Act, of the sale of the Securities.

4. Representations, Warranties and Covenants of the Company. Except as otherwise described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent reports on Form 10-K, Form 10-Q and Form 8-K (together with all exhibits thereto) (collectively, the “Exchange Act Documents”), which qualifies the following representations and warranties in their entirety, the Company hereby represents and warrants to, and covenants with, the Investor, as follows:

4.1 Organization. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act) has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the Exchange Act Documents and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

4.2 Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements, and the Agreements have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by court decision or applicable law, including, without limitation, state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or the discretion of the court before which any proceeding is brought. The Securities being purchased by the Investor hereunder will, upon issuance and payment therefor pursuant to the terms hereof, be duly authorized and validly issued, and the Shares will, upon issuance pursuant to the terms hereof, be fully paid and nonassessable. The Underlying Shares have been duly and validly authorized and reserved for issuance, and upon exercise of the Warrants pursuant to their terms, including payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

4.3 Non-Contravention. The execution and delivery of the Agreements, the issuance and sale of the Securities under the Agreements, the issuance of the Underlying Shares, the fulfillment of the terms of the Agreements and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the charter, by-laws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any Subsidiary is subject. Assuming (i) the correctness of the representations and warranties of each of the Investors set forth in Section 5 hereof, and (ii) that the Placement Agent has not in the past nor will hereafter take any action which would bring the offer, issuance or sale of the Securities as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act, no consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Agreements and the valid issuance and sale of the Securities to be sold and issued pursuant to the Agreements, including the issuance of the Underlying Shares, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws and applicable NASD rules.

4.4 Capitalization. The capitalization of the Company is as set forth in the most recent applicable Exchange Act Documents, increased as set forth in the next sentence. The Company has not issued any capital stock since that date other than (i) pursuant to employee benefit plans disclosed in the Exchange Act Documents (ii) pursuant to outstanding warrants, options or other securities disclosed in the Exchange Act Documents or (iii) as set forth in this Section 4.4. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in or contemplated by the Agreements and the Exchange Act Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. On June 6, 2003, the Company issued Aventis Pharma Deutschland GmbH (f/k/a Aventis Research & Technologies GmbH & Company KG) (“Aventis”) a five-year warrant to purchase 323,850 shares of the Company’s common stock at an exercise price of $5.618 per share (the

“Second Aventis Warrant”). The holder of the Second Aventis Warrant is entitled to demand registration rights. In addition, upon the execution of the Aventis Agreement, the Company had granted Aventis Research & Technologies Verwaltungs GmbH & Co. KG a five-year warrant to purchase 315,863 shares of its Common Stock at an exercise price of $9.828 per share (the “First Aventis Warrant”). The holder of the First Aventis Warrant is entitled to demand registration rights with respect to the shares of Common Stock underlying the First Aventis Warrant. Without limiting the foregoing, except as set forth in or contemplated by the Agreements and the Exchange Act Documents or as set forth in this Section 4.4, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Securities or the issuance and sale thereof or the issuance of the Underlying Shares. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. The Company owns the entire equity interest in each of its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than as described in the Exchange Act Documents. Except as disclosed in the Exchange Act Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

4.5 Legal Proceedings. Except as set forth in the Exchange Act Documents, there is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened (i) to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is subject that is not disclosed in the Exchange Act Documents or (ii) which adversely affects or challenges the legality, validity or enforceability of the Agreements.

4.6 No Violations. Neither the Company nor any Subsidiary is in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound, which would be reasonably likely to have a Material Adverse Effect.

4.7 Governmental Permits, Etc. With the exception of the matters which are dealt with separately in Section 4.1, 4.12, 4.13, and 4.14, each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted and as described in the Exchange Act Documents except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

4.8 Intellectual Property. Except as specifically disclosed in the Exchange Act Documents (i) each of the Company and its Subsidiaries owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names, designs, manufacturing or other processes, systems, data compilation, research results, know-how or other proprietary rights (collectively, “Intellectual Property”) that are necessary for the conduct of its business as now conducted or as proposed to be conducted as described in the Exchange Act Documents except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries is infringing, or has received any notice of, or has any knowledge of, any asserted infringement by the Company or any of its Subsidiaries of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (iii) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company or of any Subsidiary that, individually or in the aggregate, would have a Material Adverse Effect.

Except as disclosed in the Exchange Act Documents, all material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and, to the knowledge of the Company, there is no material default by the Company thereunder.

The Company believes it has taken commercially reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology. To the knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any person. Neither the Company nor, to the knowledge of the Company, any of its employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee’s engagement in business activities of any nature that, individually or in the aggregate, would have a Material Adverse Effect.

4.9 Financial Statements. The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries on a consolidated basis, as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its Subsidiaries on a consolidated basis, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except in the case of unaudited statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act and except as disclosed in the Exchange Act Documents.

4.10 No Material Adverse Change. Except as disclosed in the Exchange Act Documents, since June 30, 2003, there has not been (i) any Material Adverse Effect affecting the Company and its Subsidiaries considered as one enterprise, (ii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise, incurred by the Company, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has a Material Adverse Effect.

4.11 Disclosure. The representations and warranties of the Company contained in this Section 4 as of the date hereof and as of the Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.12 NASDAQ Compliance. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq Stock Market, Inc. National Market (the “Nasdaq National Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the SEC or the NASD is contemplating terminating such registration or listing.

4.13 Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The following documents complied in all material respects with the SEC’s requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading:

(a) Annual Report on Form 10-K for the year ended December 31, 2002;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

(c) Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

(d) Definitive Proxy Statement, filed on April 30, 2003;

(e) Current Reports on Form 8-K, filed on May 1, 2003, May 22, 2003 and July 31, 2003; and

(f) All other documents, if any, filed by the Company with the SEC since December 31, 2002 pursuant to the reporting requirements of the Exchange Act.

As of the date hereof, the Company satisfies the eligibility requirements for the use of Form S-3 under the Securities Act set forth in General Instruction I.A to Form S-3.

4.14 Listing. Within three (3) days after the Closing Date, the Company shall have filed with the NASD a Notification Form for the Listing of Additional Shares with respect to the Shares and the Underlying Shares and the listing thereof on the Nasdaq National Market.

4.15 No Manipulation of Stock. Neither the Company, nor any of its directors, officers or controlling persons, has taken or will, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

4.16 Company not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.17 Foreign Corrupt Practices; Sarbanes-Oxley.

(a) Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(b) The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it as of the Closing Date.

4.18 Environmental. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) the Company and its Subsidiaries are in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (ii) the Company has made all filings and provided all notices required under any applicable Environmental Law, and has, and is in compliance with, all permits required under any applicable Environmental Laws and each of them is in full force and effect, (iii) (a) there is no pending civil, criminal or administrative action, or pending hearing or suit, (b) the Company has not received any demand, claim or notice of violation and (c) to the knowledge of the Company, there is no investigation, proceeding, notice or demand letter o request for information threatened against the Company in the case of (a), (b) and (c), under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company, (v) the Company has not received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (vi) no property or facility of the Company is (a) listed or, to the knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or is (b) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

For purposes of this Agreement, “Environmental Laws” means all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. The term “Hazardous Material” means (a) any “hazardous substance,” as defined in the Comprehensive Environmental Response, the Resource Conservation and Recovery Act, as amended, (b) any “hazardous waste,” as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance.

4.19 Accountants. Ernst & Young LLP, who the Company expects will issue their report with respect to the financial statements to be incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 into the Registration Statement (as defined below) and the prospectus which forms a part thereof (“Prospectus”), are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

4.20 Contracts. Except as otherwise described in the Exchange Act Documents, the contracts described in the Exchange Act Documents that are currently material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

4.21 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

4.22 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

4.23 Private Offering. Assuming (i) the correctness of the representations and warranties of each of the Investors set forth in Section 5 hereof, and (ii) that the Placement Agent has not in the past nor will hereafter take any action which would bring the offer, issuance or sale of the Securities as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act, the offer and sale of Securities hereunder is exempt from registration under the Securities Act. The Company has not distributed and will not distribute prior to the Closing Date any offering materials in connection with this Offering and sale of the Securities other than the documents of which this Agreement is a part or the Exchange Act Documents. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the

Company which would bring the offer, issuance or sale of the Securities as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

4.24 Use of Proceeds. The Company shall use the proceeds from the Offering for working capital, general corporate purposes and strategic acquisitions, if any.

4.25 Lock-Up. Upon execution of this Agreement, the Company shall have entered, and shall have caused certain of its officers and directors to enter, into an agreement with the Placement Agent not to sell or otherwise transfer or dispose of any shares of the Company’s capital stock, except as otherwise permitted by the Placement Agent, until the later to occur of (i) 30 days following the Closing Date and (ii) the effectiveness of the Registration Statement (as defined below).

4.26 Brokers or Finders. Except for the Placement Agent, the Company has not dealt with any broker or finder in connection with the transactions contemplated by the Agreements, and except for certain fees and expenses payable by the Company to the Placement Agent, the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents commissions or any similar charges in connection with the transactions contemplated by the Agreements. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Agreements.

5. Representations, Warranties and Covenants of the Investor.

5.1 The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities; (ii) the Investor is acquiring the Securities set forth in Section 3 of the Securities Purchase Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions in the Securities Purchase Agreement for use in preparation of the Registration Statement and the answers thereto are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date; (v) the Investor will notify the Company in writing immediately of any change in any of such information until such time as the Investor has sold all of its Securities or until the Company is no longer required to keep the Registration Statement effective; and (vi) the Investor has, in connection with its decision to purchase the Securities set forth in Section 3 of the Securities Purchase Agreement, relied only upon the Exchange Act Documents and the representations and warranties of the Company contained herein. The Investor understands that its acquisition of the Securities has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein. Investor understands that the Securities purchased hereunder have to be held indefinitely unless there is an effective Registration Statement under the Securities Act with respect to the Securities or an exemption from registration available under the Securities Act and applicable state securities laws, and the Investor is able to bear the economic risk of an investment in the Securities.

5.2 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where legal action by the Company for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

5.3 The Investor hereby covenants with the Company not to make any sale of the Securities without complying with the provisions of this Agreement, including Section 7.2 hereof, and if selling pursuant to the Registration Statement, without causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Investor acknowledges that, except as otherwise permitted under Section 7.5, the certificates evidencing the Securities will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Investor acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the Prospectus forming a part of the Registration Statement, as set forth in Section 7.2(c).

5.4 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

5.5 Investor will not use any of the restricted Securities acquired pursuant to this Agreement to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

5.6 The Investor understands that nothing in the Exchange Act Documents, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor, until the third anniversary of the date hereof. All covenants and agreements made by the Company and the Investor herein shall survive in accordance with the terms hereof.

7. Registration of the Shares; Compliance with the Securities Act.

7.1 Registration Procedures and Other Matters. The Company shall:

(a) (i) subject to the completion in full of the information requested on the signature pages of the Agreements by the Investors, prepare and file with the SEC, within 15 business days after the Closing Date (the “First Filing Date”), a registration statement on Form S-3 or such other successor form (except that if the Company is not then eligible to register for resale the Registrable Securities (as defined below) on Form S-3, in which case such registration shall be on Form S-1 or any successor form) (the “First Registration Statement”) to enable the resale of the Shares and the Underlying

Shares (collectively, the “Registrable Securities”) by the Investors from time to time pursuant to the Plan of Distribution set forth as Exhibit F.;

(ii) notwithstanding clause (i) above, if the shares of Common Stock underlying the Six Month Warrants and the One Year Warrants (collectively, the “Additional Shares”) cannot be registered for resale under the First Registration Statement, then, subject to receipt of any additional required information from the Investors after prompt request from the Company to the Investors to provide such information, prepare and file with the SEC: within 10 days (such tenth day, the “Additional Filing Date”) after each date on which Investors irrevocably commit in writing to the Company to purchase within two (2) business days following the effectiveness of the Applicable Registration Statement (as defined below), or actually purchase, a minimum of 500,000 Additional Shares in the aggregate (each, an “Additional Trigger Date”), a registration statement on Form S-3 or such other successor form (except that if the Company is not then eligible to register for resale the Additional Shares on Form S-3, in which case such registration shall be on Form S-1 or any successor form) (each, an “ Additional Registration Statement” and collectively, the “Additional Registration Statements”) to enable the resale of the Additional Shares by the Investors from time to time pursuant to the Plan of Distribution set forth as Exhibit F.. After the Additional Trigger Date, the Company shall use commercially reasonable efforts to notify each holder of Six Month Warrants or One Year Warrants then outstanding and not subject to an irrevocable commitment to purchase the Additional Shares issuable thereunder (the “Non-Triggering Warrant Holders”) of the Company’s intention to file an Additional Registration Statement in an attempt to include Additional Shares on behalf of the Non-Triggering Warrant Holders in such Additional Registration Statement, provided, however, that the Registrable Securities required to be included in each Additional Registration Statement shall be limited to those Additional Shares that Investors have irrevocably committed to purchase (and that are eligible to be purchased pursuant to the terms of the respective warrant instrument) or that have been purchased at least 10 days prior to the applicable Additional Filing Date.

(b) use its reasonable best efforts, subject to receipt of any additional required information from the Investors after prompt request from the Company to the Investors to provide such information, to cause the First Registration Statement and each Additional Registration Statement (each of which is referred to herein as the “Registration Statement”) to become effective within 90 days after the Closing Date in the case of the First Registration Statement, and, in the case of an Additional Registration Statement, with respect to each Investor whose Registrable Securities are included therein, within 60 days after the later of (x) the applicable Additional Trigger Date or (y) the date on which such Investor irrevocably committed to purchase or purchased the Registrable Securities included in such Additional Registration Statement (each, an “Effectiveness Date”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC in such 90-day or 60-day period, as applicable, any financial statements that are required to be filed prior to the effectiveness of such Registration Statement; provided, however, that if a Registration Statement cannot be declared effective due to the fact that financial statements to be included in the Company’s Annual Report on Form 10-K have not been and are not then required to be filed with the SEC, the Effectiveness Date shall be extended to the earlier of (i) the date on which the Company is required to file its Annual Report on Form 10-K and (ii) the date on which the Company could have filed such financial statements with the SEC had it used reasonable best efforts to do so;

(c) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Investor’s Registrable Securities purchased hereunder, the earlier of (i) the second anniversary of the date on which the Registrable Securities were purchased, (ii) the date on which the Investor may sell all Registrable Securities then held by the Investor without restriction by the volume limitations of Rule 144(e) of the Securities Act, or (iii) such time as all Registrable Securities purchased by such Investor in this Offering have been sold pursuant to a registration statement;

(d) so long as the Investor holds Registrable Securities, provide copies to and permit legal counsel designated by the Investor to review the Registration Statement and all amendments and supplements thereto (at no additional expense to the Company), no fewer than two business days prior to their filing with the SEC (provided that the Company shall use commercially reasonable efforts to provide Investors with copies of the Registration Statement and all amendments and supplements thereto at least four calendar days prior to their filing with the SEC), and not file any Registration Statement, amendment or supplement thereto to which holders of a majority in interest of the Registrable Securities reasonably object in writing within such two business or four calendar day period, as applicable;

(e) furnish to the Investor with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses (under cover of the form of letter attached hereto as Exhibit D) and preliminary Prospectuses (“Preliminary Prospectuses” and individually, “Preliminary Prospectus”) in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Investor; provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

(f) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor and use its reasonable best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 7.1(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(g) bear all expenses in connection with the procedures in paragraph (a) through (f) of this Section 7.1 and the registration of the Registrable Securities pursuant to the Registration Statement;

(h) advise the Investor, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(i) if: (i) a Registration Statement is not filed on or prior to the First Filing Date or any Additional Filing Date, as applicable (each, a “Filing Date”) in violation of this Agreement (if the Company files a Registration Statement without affording the Investor the opportunity to review and comment on the same as required by Section 7.1(d), the Company shall not be deemed to have satisfied this clause (i)); provided, however, that if an Investor fails to provide the Company with any information that is required to be provided in the Registration Statement with respect to such Investor pursuant to Section 7.1(a) or (b), then the Filing Date shall be extended until two business days following the date of receipt by the Company of such required information, or (ii) the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five business days following the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that a Registration Statement will not be “reviewed,” or not subject to further review, or (iii) prior to the date when a Registration Statement is first declared effective by the SEC, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within ten business days after the receipt of comments by or notice from the SEC that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed hereunder is not declared effective by the SEC on or before the applicable Effectiveness Date, or (v) after a Registration Statement is first declared effective by the SEC, it ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective or the Investors are not permitted to utilize the Prospectus therein to resell such Registrable Securities, other than, in each case, within the time limits permitted by Sections 7.2(d) and 7.2(e)) (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five business day period is exceeded, or for purposes of clauses (iii) the date which such ten business day period is exceeded, or for purposes of clause (v) the date on which such Registration Statement is not effective or such Prospectus is not available for use being referred to as “Event Date”), then in addition to any other rights the Investors may have hereunder or under applicable law: (x) on each such Event Date the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Investor in cash pursuant to the Agreements for any Registrable Securities then held by such Investor that are covered by the Registration Statement or Prospectus to which the Event relates; and (y) on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to 2% of the aggregate purchase price paid by such Investor in cash pursuant to the Agreement for any Registrable Securities then held by such Investor that are covered by the First Registration Statement or Prospectus contained therein to which the Event relates and, in the case of any Additional Registration Statement, 2% of the aggregate purchase price paid by such Investor in cash pursuant to the Agreement for any Registrable Securities then held by such Investor that are covered by the applicable Additional Registration Statement or Prospectus contained therein to which the Event relates. Notwithstanding the foregoing, the Company shall not be obligated to pay any penalties to Investors hereunder with respect to an Event under clause (i) or (iv) of this subsection (i) relating to a Registration Statement or any Additional Registration Statements if the securities covered thereby were acquired pursuant to the “cashless exercise” of warrants. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven business days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investor, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. Nothing contained herein shall be construed to require the Company to pay any amounts under this Section 7.1(i) as a result of the impermissibility of the resale registration of the Additional Shares under the First Registration Statement.

With a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Investor’s Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Investor’s Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to the Investor upon request, as long as the Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act; (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q (exclusive of exhibits thereto), and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of such Registrable Securities without registration.

In no event at any time before the First Registration Statement becomes effective with respect to the Shares shall the Company publicly announce or file any other registration statement, other than registrations (i) on Form S-4, Form S-8 or any successor forms thereof, (ii) pursuant to outstanding registration rights granted by the Company and disclosed in Section 4.4 or in the Exchange Act Documents, without the prior written consent of a majority in interest of the Investors or (iii) in connection with acquisitions, including the resale of securities issued in acquisitions.

The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

The Plan of Distribution set forth in a Registration Statement shall be as set forth in Exhibit F attached hereto.

7.2 Transfer of Shares After Registration, Suspension.

(a) The Investor agrees that it will not effect any disposition of the Registrable Securities or its right to purchase the Registrable Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 7.1 (including, without limitation, the plan of distribution contained therein) and as described below or as otherwise permitted by law, and that it will promptly notify the Company in writing of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

(b) Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 7.2(b)(i); and (iii) inform each Investor that the Company has complied with its obligations in Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 7.2(b)(i) hereof when the amendment has become effective).

(c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Investor’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 business days after the delivery of a Suspension Notice to the Investor. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.2(c).

(d) Notwithstanding the other paragraphs of this Section 7.2, the Investor shall not be prohibited from selling Registrable Securities under a Registration Statement as a result of Suspensions on more than two occasions of not more than 20 days each or 30 days in the aggregate in any twelve month period. If, in the good faith judgment of the Company’s Board of Directors, upon the written advice of counsel, the sale of Registrable Securities under a Registration Statement in reliance on this paragraph 7.2(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company, the Company may extend the 20-day Suspension referenced in the immediately preceding sentence; provided, however, that in no event shall the Company be allowed to suspend a Registration Statement for more than an aggregate of 90 days in any twelve month period, subject to the payment of liquidated damages for any suspension beyond 20-days.

(e) Subject to Section 7.2(d), provided that a Suspension is not then in effect, the Investor may sell Registrable Securities under a Registration Statement in the manner set forth under the caption “Plan of Distribution” in the Prospectus, provided that it arranges for delivery of a current Prospectus to the transferee of such Registrable Securities. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Investor and to supply copies to any other parties requiring such Prospectuses.

(f) In the event of a sale of Registrable Securities by the Investor pursuant to the Registration Statement, the Investor must also deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit E, so that the Registrable Securities may be properly transferred.

7.3 Indemnification. For the purpose of this Section 7.3:

(i) the term “Selling Stockholder” shall include the Investor and any affiliate of such Investor;

(ii) the term “Registration Statement” shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and

(iii) the term “untrue statement” shall include any untrue statement or alleged untrue statement of a material fact in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(a) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any breach of the representations or warranties of the Company contained herein, or failure to comply with the covenants and agreements of the Company contained herein, (ii) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Sections 5.1, 5.2, 5.3 and 7.2 hereof or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

(b) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements of the Investor contained in Sections 5.1, 5.2, 5.3 or 7.2 hereof, or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case maybe, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that the Investor’s obligation to indemnify the Company shall be limited to the net amount received by the Investor from the sale of the Registrable Securities.

(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 7.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 7.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor’s obligations in this subsection to contribute shall be in proportion to its sale of Registrable Securities to which such loss relates and shall not be joint with any other Selling Stockholders.

(e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agree not to attempt to assert any such defense.

7.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Securities or the Registrable Securities, as applicable, shall cease and terminate as to any particular Securities or the Registrable Securities, as applicable, when such Securities or the Registrable Securities, as applicable, shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering the Registrable Securities or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.5 Restrictive Legends. The Investors agree to the imprinting, so long as is required by this Section 7.5, of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH AND SUCH COUNSEL SHALL BE

REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

(a) The Company acknowledges and agrees that a Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(b) Certificates evidencing the Shares and Underlying Shares shall not contain any legend (including the legend set forth in Section 7.5, (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares or Underlying Shares pursuant to Rule 144, or (iii) if such Shares or Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effectiveness Date of an applicable Registration Statement if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective Registration Statement to cover the resale of the Underlying Shares, such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effectiveness Date of an applicable Registration Statement or at such time as such legend is no longer required under this Section 7.5, it will, no later than three business days following the delivery by a Investor to the Company or the Company’s transfer agent of a certificate representing Shares or Underlying Shares, as the case may be, covered by such Registration Statement and issued with a restrictive legend, deliver or cause to be delivered to such Investor a certificate representing such securities that is free from all restrictive and other legends, and, if the Company’s transfer agent is a participant in the Depository Trust Company’s DWAC system, upon request of the Investor, to deliver such Shares or Underlying Shares to the DWAC delivery coordinates specified in writing by the Investor. Except as may otherwise be required by applicable securities laws, the Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(c) In addition to each Investor’s other available remedies, the Company shall pay to an Investor, in cash, as liquidated damages and not as a penalty, for each $1,000 of Shares or Underlying Shares (based on the Current Market Value of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) subject to Section 7.5(b), $10 per business day (increasing to $20 per business day five (5) business days after such damages have begun to accrue) for each business day after such third business day until such certificate is delivered. The “Current Market Value” means, in respect of the Common Stock, on any date herein specified, the closing sale price on such date, or if there shall not then be a public market for the Common Stock, the value per share of Common Stock as at such date as determined in good faith by the Company’s Board of Directors. The closing sale price for each such trading day shall be (i) the last reported sales price on such date on The NASDAQ National Market (“NASDAQ”) or the principal U.S. stock exchange on which the Common Stock is then listed or admitted to trading (“Trading Market”), (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on NASDAQ or any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on NASDAQ or any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company. Nothing herein shall limit such Investor’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required herein, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(d) Each Investor, severally and not jointly, agrees that the removal of the restrictive legend from certificates representing Shares and Underlying Shares as set forth in this Section 7.5 is predicated upon the Company’s reliance on, and each Investor’s agreement that, and each Investor hereby agrees that, the Investor will not sell any Securities except pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

7.6 Information Available. So long as a Registration Statement is effective covering the resale of Registrable Securities owned by the Investor, the Company will furnish to the Investor:

(a) as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K and (iii) its Quarterly Reports on Form 10-Q (the foregoing, in each case, excluding exhibits);

(b) upon the request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a) of this Section 7.6 as filed with the SEC and all other information that is made available to shareholders; and

(c) upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses.

8. Subsequent Placements.

(a) Until the one year anniversary of the date hereof, the Company will not, directly or indirectly, offer, sell, grant any option to purchase any of its equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable for Common Stock in a private offering undertaken for the purpose of raising capital (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), unless (i) the Company delivers to each of the Investors a written notice (the “Subsequent Placement Notice”) of its intention to effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the person with whom such Subsequent Placement is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto and (ii) such Investor shall not have notified the Company by 6:30 p.m. (New York City time) on the fifth trading day after its receipt of the Subsequent Placement Notice of its willingness to provide, subject to completion of mutually acceptable documentation, financing to the Company on the same terms set forth in the Subsequent Placement Notice, provided that the Investors’ right to participate in any Subsequent Placement shall be limited in the aggregate to 35% of the total gross proceeds raised by the Company in such Subsequent Placement, and further provided an Investor’s right to participate in any Subsequent Placement shall be limited to the amount that would not require the Company to obtain prior shareholder approval for the Subsequent Placement under Nasdaq Marketplace Rule 4350(i)(1)(B) or any successor rule, unless the Company is otherwise required to obtain prior shareholder approval for such Subsequent Placement, in which case the Company shall seek the approval of its shareholders for the Investors to fund up to 35% of the gross proceeds raised in the Subsequent Placement, which participation level shall be subject to the Company obtaining such approval. If the Investors shall fail to so notify the Company of their willingness to participate or are not eligible to participate in the Subsequent Placement, the Company may effect such Subsequent Placement on the terms and to one or more of the persons set forth in the Subsequent Placement Notice; provided that the Company must provide the Investors with a second Subsequent Placement Notice, and the Investors will again have the right of participation set forth above in this paragraph (a), if the Subsequent Placement subject to the initial Subsequent Placement Notice is not consummated for any reason on the terms set forth in such Subsequent Placement Notice within 40 days after the date of the initial Subsequent Placement Notice with the one or more of the persons identified in the Subsequent Placement Notice. If the Investors are eligible to participate and indicate a willingness to participate in the Subsequent Financing, then the Company may, in its sole discretion, increase the amount of proceeds to be raised in the Subsequent Financing set forth in the Subsequent Placement Notice in order to accommodate such Investors’ participation, which shall remain subject to the limitations set forth in this paragraph (a), except that the Company cannot increase the overall size of such Subsequent Placement to the extent such increase would thereby require prior shareholder approval under applicable law or Nasdaq marketplace rules. Such increase shall not require the Company to send an additional Subsequent Placement Notice to the Investors. If eligible Investors indicate a willingness to provide financing in excess of the 35% limitation described above, then each such Investor will be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount equal to the product of (x) such Investor’s pro rata portion of the aggregate purchase price paid in cash for the Securities (including the Underlying Shares) under the Agreements and (y) 35% of the total gross proceeds raised by the Company in such Subsequent Placement.

(b) The restrictions contained in paragraph (a) of this Section 8 shall not apply to (i) the granting of options to consultants, employees, officers and directors of the Company pursuant to any stock option plan duly adopted by the Company or to the issuance of Common Stock upon exercise of such options or (ii) any equity securities issued pursuant to any equipment leasing arrangement or debt financing from a bank or similar financial institution whose primary business is lending money and not investing in securities; (iii) any equity securities issued in connection with strategic transactions involving the Company and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements, (B) technology transfer or development arrangements; provided, that the primary purpose of such transaction is not the raising of capital, (iv) any securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination; (v) any securities issued in connection with the settlement of pending or threatened litigation or similar proceeding, (vi) shares of Common Stock issued in conjunction with any stock split, stock dividend or recapitalization of the Company, (vii) any securities issuable upon the exercise or conversion of, or pursuant to the anti-dilution provisions contained within, any agreement, option, restricted stock awards, preferred stock or warrants outstanding on the date hereof (but not to the extent amended hereafter) and (viii) any Securities issuable under the Agreements and the Warrants issued thereunder (including those issued pursuant to the anti-dilution provisions contained therein).

9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a) if to the Company, to:

Nanogen, Inc.

10398 Pacific Center Ct.

San Diego, CA 92121

Attn: Chief Executive Officer

Tel: (877) 626-6436

Fax: (858) 410-4949

(b) with a copy to:

Morgan, Lewis & Bockius LLP

1701 Market St.

Philadelphia, PA 19103

Attn: Richard A. Silfen, Esq.

Tel: (215) 963-5000

Fax: (215) 963-5001

(c) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

10. Changes. This Securities Purchase Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor party hereto. The Company will not offer any Investor any consideration for agreeing to any amendment of any of the Agreements or any Warrant issued thereunder without offering the same consideration to all Investors.

11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the principles of conflicts of law.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

15. Expenses Each of the parties hereto shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreements and the transactions contemplated thereby, except that the Company shall be responsible for the payment of the Investors’ reasonable legal fees that they incur with respect to the negotiation, execution and delivery of the Agreements and any Registration Statements, as documented by detailed invoices, up to a maximum of $20,000 for all Investors in the aggregate (pro rata in relation to the purchase price paid for the Shares purchased by each Investor if, in the aggregate, such expenses exceed $20,000).

16. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Each Investor’s rights under Section 7 hereof, to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Investor if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee and (B) the securities with respect to which such registration rights are being transferred or assigned; (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement; and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement.

17. Confidential Information. The Investor represents to the Company that, at all times during the Company’s offering of the Securities, the Investor has maintained in confidence the existence of this offering and covenants that it will continue to maintain in confidence such information until such information becomes generally publicly available other than through a violation of this provision by the Investor or its agents.

18. Non-Public Information. Other than with respect to the existence of the transaction contemplated hereby, the Company covenants and agrees that it has not and will not, and it will instruct its officers and directors to not, provide any Investor with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in the Securities of the Company.

19. Securities Laws Disclosure; Publicity. The Company shall, within one (1) trading day following the Closing Date, issue a press release or file a Current Report on Form 8-K, in each case reasonably acceptable to each Investor disclosing the transactions contemplated hereby and make such other filings and notices in the manner and time required by the SEC. The Company and each Investor shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of each Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall, to the extent not inconsistent with the disclosing party’s legal obligations, promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Investor, except (i) as required by federal securities law in connection with the registration statement contemplated by Section 7.1 hereof and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under subclause (i) or (ii).

20. Independent Nature of Investors’ Obligations and Rights. Except as otherwise set forth in Section 7.1(a), the obligations of each Investor under any of the Agreements and the Warrants issued thereunder (collectively, the “Transaction Documents”) are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Securities Purchase Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Investors and their respective counsel have chosen to communicate with the Company through Feldman Weinstein LLP (“FW”). FW does not represent all of the Investors in this transaction but only those managed by RAM Capital Resources LLC. The Company has elected to provide all Investors with the same terms and forms of Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Investors.